FORM 8-K

                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549

                           CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934

   Date of Report (Date of earliest event  reported):  March 15, 1995


                 UNITED STATES CELLULAR CORPORATION
                 ----------------------------------
       (Exact name of registrant as specified in its charter)


              Iowa            1-9712         62-1147325
              -----           -------        -----------
         (State or other    (Commission     (IRS Employer
         jurisdiction of   File Number)    Identification
         incorporation)                         No.)


   8410 West Bryn Mawr,Suite 700, Chicago, Illinois     60631
   ------------------------------------------------     -----
      (Address of principal executive offices)        (Zip Code)

  Registrant's telephone number, including area code: (312) 399-8900


                           Not Applicable
                           ---------------
    (Former name or former address, if changed since last report)


      The Exhibit Index is Located on Page 4 of 6 Total Pages.

   Item 5.   Other Events.
             -------------

        On  March   14,  1995,  the  Company   announced  that  a
   preliminary settlement  has  been  reached  with  a  group  of
   Wisconsin telephone companies (the "Settlement Group") involved in a proceeding initiated by the Federal
   Communications Commission ("FCC") and that a definitive settlement agreement has been reached with BellSouth Mobility Inc with respect to the same proceeding (and certain other litigation between the parties). Pending the negotiation of a definitive agreement with the Settlement Group, the judge postponed the scheduled start of the hearing. The hearing was to determine whether United States Cellular Corporation misrepresented facts to, lacked candor in its dealings with, or attempted to mislead the FCC in the La Star matter previously reported and to determine if TDS possessed the requisite character qualifications to retain its cellular license for Wisconsin Rural Service Area 8.


        This Current Report on Form 8-K is being filed for the purpose of filing the Press Releases issued by the Company relating to such announcements as exhibits.


   Item 7.   Financial Statements and Exhibits
             ---------------------------------

   (c)  Exhibits
        --------

        The exhibits accompanying this report are listed in the accompanying Exhibit Index.


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
                             SIGNATURES


        Pursuant  to the requirements  of the Securities Exchange
   Act of 1934, the registrant has duly  caused this report to be
   signed  on  its  behalf  by  the  undersigned,  thereto   duly
   authorized.




   United States Cellular Corporation
   (Registrant)

   Date:     March 15, 1995


   By:  /s/  PHILLIP A. LORENZINI
        ----------------------
   Phillip A. Lorenzini
   Controller
   (principal accounting officer)

                            EXHIBIT INDEX


   Exhibit Number    Description of Exhibit      Sequentially Numbered Page
    --------------    ----------------------      --------------------------
          99          Press Release dated                       5
                      March 14, 1995





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